UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

Devon Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA		73102-5015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, Devon Energy Production Company, L.P. (the “Seller”), a wholly-owned subsidiary of Devon Energy Corporation (the “Company”), and BKV Barnett, LLC (the “Purchaser”) entered into a Purchase and Sale Agreement, dated December 17, 2019 (the “Original Agreement”), as amended by the First Amendment to Purchase and Sale Agreement, dated April 13, 2020 (the “Amendment” and, together with the Original Agreement, the “Amended Agreement”), pursuant to which the Seller agreed to sell its Barnett Shale assets to the Purchaser for $570 million in cash, subject to certain purchase price adjustments. The Amended Agreement also provides for contingent earnout payments to the Seller of up to $260 million based upon future commodity prices, with upside participation beginning at a $2.75 Henry Hub natural gas price or a $50 WTI oil price. The contingent payment period commences on January 1, 2021 and has a term of four years.

On October 1, 2020, the transaction contemplated by the Amended Agreement was completed, pursuant to which the Seller received proceeds, net of purchase price adjustments, of $490 million from the Purchaser, including a $170 million deposit previously received in April 2020.

The foregoing description of the Amended Agreement and the transaction contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Original Agreement and the Amendment, copies of which were included as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on December 18, 2019, and as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 14, 2020, respectively, and the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, the Company issued a press release in connection with the closing of the transaction described in Item 2.01 above.

The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of the Company giving effect to the transaction described in Item 2.01 above is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein.

(d) Exhibits.

Exhibit Number	Description of Exhibits

2.1	Purchase and Sale Agreement, dated December 17, 2019, by and between Devon Energy Production Company, L.P. and BKV Barnett, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed December 18, 2019; File No. 001-32318).

2.2	First Amendment to Purchase and Sale Agreement, dated April 13, 2020, by and between Devon Energy Production Company, L.P., BKV Barnett, LLC, and solely with respect to certain provisions therein, BKV Oil & Gas Capital Partners, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed April 14, 2020; File No. 001-32318).

99.1	Press release dated October 1, 2020.

99.2	Unaudited Pro Forma Consolidated Financial Information of Devon Energy Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEVON ENERGY CORPORATION

Date: October 2, 2020	/s/ Jeremy D. Humphers
Jeremy D. Humphers
Senior Vice President and Chief Accounting Officer